EXHIBIT 99.1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  May 22, 2017

GENERATION INVESTMENT MANAGEMENT LLP

By:	/s/ Alexander Marshall
Name: Alexander Marshall
Title: General Counsel & Chief Compliance Officer

GENERATION INVESTMENT MANAGEMENT US LLP
By: Generation Investment Management Services LLC Its: Partner

By:	/s/ Peter Harris
Name: Peter Harris

GENERATION IM FUND PLC

By:	/s/ Peter Harris
Name: Peter Harris
Title: Director

GENERATION IM GLOBAL EQUITY FUND LLC

By:	/s/ Peter Harris
Name: Peter Harris